EXHIBIT 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT

Pursuant to 18 U.S.C. 1350, the undersigned, Robert Daniel Kump and Pablo Canales Abaitua, the Chief Corporate Officer and Chief Financial Officer, respectively, of Iberdrola USA, Inc. (the “issuer”), do each hereby certify that the report on Form 10-Q to which this certification is attached as an exhibit (the “report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Robert Daniel Kump
Robert Daniel Kump
Chief Corporate Officer
Iberdrola USA, Inc.
December 16, 2015

/s/ Pablo Canales Abaitua
Pablo Canales Abaitua
Chief Financial Officer
Iberdrola USA, Inc.
December 16, 2015